Exhibit 99.1

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2017 RESULTS

NEW YORK—(BUSINESS WIRE)—November 1, 2017—Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter ended September 30, 2017.

Quarterly Financial Highlights
•	GAAP net income was $367.3 million, $0.31 per average common share
•	Core earnings (excluding PAA) were $353.5 million, $0.30 per average common share
•	GAAP return on average equity was 10.98% and core return on average equity (excluding PAA) was 10.57%
•	Book value per common share of $11.42, up from $11.19 at June 30, 2017
•	Economic leverage increased to 6.9x, as compared to 6.4x at June 30, 2017
•	Declared common stock dividend of $0.30 per share for the 16th consecutive fiscal quarter
•	Annualized year-to-date economic return of 13.9%

Recent Business Highlights
•	Raised $2.4 billion of equity capital in three separate offerings in July and October
•	Equity issuances largely deployed towards Agency assets and select credit assets. Credit businesses comprise 23% of allocated capital at quarter end
•	Redeemed 7.875% Series A Cumulative Redeemable Preferred Stock, resulting in 30 basis point reduction of economic cost of preferred capital
•	Completed sale of Pingora Holdings L.P. while maintaining ownership interests in mortgage servicing rights
•	Board of Directors appointed Chief Executive Officer and President Kevin Keyes as Chairman, effective January 1, 2018
•	Expanding Board of Directors with addition of two new independent directors, Katie Beirne Fallon and Vicki Brinson Williams, effective January 1, 2018
•	Established an investment partnership with Capital Impact Partners, a prominent community development financial institution

“Our third quarter financial performance again highlights the benefits of our large, diversified platform as we achieved growth in book value and generated stable earnings,” commented Kevin Keyes, Chief Executive Officer and President.  “Our conservative and balanced investment strategies were further endorsed by the market as we successfully raised over $2.4 billion of new equity capital since the beginning of the quarter.  Annaly remains uniquely positioned in an equity market where conservatively-valued, yield manufacturing businesses are increasingly difficult to find.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2017, June 30, 2017, and September 30, 2016:

	September 30, 2017	June 30, 2017	September 30, 2016
Book value per common share	$11.42	$11.19	$11.83
Economic leverage at period-end (1)	6.9:1	6.4:1	6.1:1
GAAP net income (loss) per average common share (2)	$0.31	$(0.01)	$0.70
Annualized GAAP return (loss) on average equity	10.98%	0.46%	23.55%
Net interest margin (3)	1.33%	1.23%	1.40%
Average yield on interest earning assets (4)	2.79%	2.58%	2.70%
Average cost of interest bearing liabilities (5)	1.82%	1.74%	1.57%
Net interest spread	0.97%	0.84%	1.13%
Core Earnings Metrics:
Core earnings (excluding PAA) per average common share *(2)(6)	$0.30	$0.30	$0.29
Core earnings per average common share *(2)(6)	$0.26	$0.23	$0.29
PAA cost (benefit) per average common share	$0.04	$0.07	$0.00
Annualized core return on average equity (excluding PAA) *	10.57%	10.54%	10.09%
Net interest margin (excluding PAA) *(3)	1.47%	1.53%	1.42%
Average yield on interest earning assets (excluding PAA) *(4)	2.97%	2.93%	2.72%
Net interest spread (excluding PAA) *	1.15%	1.19%	1.15%

*	Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.
(1)
Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)	Net of dividends on preferred stock, including cumulative and undeclared dividends on the Company’s Series F Preferred stock of $8.3 million for the quarter ended September 30, 2017.
(3)
Represents the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge TBA dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances.

(4)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(5)	Includes interest expense on interest rate swaps used to hedge cost of funds.
(6)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders through capital preservation, prudent selection of investments, and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Third Quarter 2017 Investor Presentation and the Third Quarter 2017 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the third quarter 2017 earnings conference call on November 2, 2017 at 10:00 a.m. Eastern Time. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 8343484. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10113329. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016(1)	2016
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents (2)	$867,840	$700,692	$819,421	$1,539,746	$2,382,188
Investments, at fair value:
Agency mortgage-backed securities	85,889,131	73,963,998	72,708,490	75,589,873	73,476,105
Credit risk transfer securities	582,938	605,826	686,943	724,722	669,295
Non-Agency mortgage-backed securities	1,227,235	1,234,053	1,409,093	1,401,307	1,460,261
Residential mortgage loans (3)	895,919	779,685	682,416	342,289	310,148
Mortgage servicing rights	570,218	605,653	632,166	652,216	492,169
Commercial real estate debt investments (4)	3,869,110	3,972,560	4,102,613	4,321,739	4,319,077
Commercial real estate debt and preferred equity, held for investment (5)	981,748	928,181	985,091	970,505	1,070,197
Commercial loans held for sale, net	-	-	-	114,425	144,275
Investments in commercial real estate	470,928	474,510	462,760	474,567	500,027
Corporate debt	856,110	773,957	841,265	773,274	716,831
Interest rate swaps, at fair value (2)	12,250	10,472	19,195	68,194	113,253
Other derivatives, at fair value	266,249	154,004	196,935	171,266	87,921
Receivable for investments sold	340,033	9,784	354,126	51,461	493,839
Accrued interest and dividends receivable	293,207	263,217	266,887	270,400	260,583
Other assets	353,708	399,456	388,224	333,063	301,419
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	25,742	28,715	31,517	34,184	39,903
Total assets	$97,574,181	$84,976,578	$84,658,957	$87,905,046	$86,909,306

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$69,430,268	$62,497,400	$62,719,087	$65,215,810	$61,784,121
Other secured financing	3,713,256	3,785,543	3,876,150	3,884,708	3,804,742
Securitized debt of consolidated VIEs (6)	3,357,929	3,438,675	3,477,059	3,655,802	3,712,821
Participation sold	-	-	12,760	12,869	12,976
Mortgages payable	311,886	311,810	311,707	311,636	327,632
Interest rate swaps, at fair value (2)	606,960	614,589	572,419	1,443,765	2,919,492
Other derivatives, at fair value	75,529	99,380	52,496	86,437	73,445
Dividends payable	326,425	305,709	305,691	305,674	269,111
Payable for investments purchased	5,243,868	1,043,379	340,383	65,041	454,237
Accrued interest payable	231,611	185,720	182,478	163,013	173,320
Accounts payable and other liabilities	121,231	84,948	161,378	184,319	115,606
Total liabilities	83,418,963	72,367,153	72,011,608	75,329,074	73,647,503
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 0, 7,412,500, 7,412,500, 7,412,500, and 7,412,500 issued and outstanding, respectively	-	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
7.625% Series E Cumulative Redeemable Preferred Stock: 11,500,000 authorized, issued and outstanding	287,500	287,500	287,500	287,500	287,500
6.95% Series F Cumulative Redeemable Preferred Stock: 32,200,000 authorized, 28,800,000 issued and outstanding	696,910	-	-	-	-
Common stock, par value $0.01 per share, 1,917,837,500, 1,945,437,500, 1,945,437,500, 1,945,437,500, and 1,945,437,500 authorized, 1,088,083,794, 1,019,027,880, 1,018,971,441, 1,018,913,249, and 1,018,857,866 issued and outstanding, respectively	10,881	10,190	10,190	10,189	10,189
Additional paid-in capital	16,377,805	15,581,760	15,580,038	15,579,342	15,578,677
Accumulated other comprehensive income (loss)	(640,149)	(850,767)	(1,126,091)	(1,085,893)	1,119,677
Accumulated deficit	(3,320,160)	(3,339,228)	(3,024,670)	(3,136,017)	(4,655,440)
Total stockholders’ equity	14,148,758	12,602,514	12,640,026	12,568,180	13,253,662
Noncontrolling interest	6,460	6,911	7,323	7,792	8,141
Total equity	14,155,218	12,609,425	12,647,349	12,575,972	13,261,803
Total liabilities and equity	$97,574,181	$84,976,578	$84,658,957	$87,905,046	$86,909,306

(1)	Derived from the audited consolidated financial statements at December 31, 2016.
(2)
As a result of a change to a clearing organization’s rulebook effective January 3, 2017, beginning with the first quarter 2017 and in subsequent periods the Company is presenting the fair value of centrally cleared interest rate swaps net of variation margin pledged under such transactions. The variation margin was previously reported under cash and cash equivalents and is currently reported as a reduction to interest rate swaps, at fair value. Balances reported prior to the effective date will not be adjusted.

(3)
Includes securitized residential mortgage loans of a consolidated variable interest entity (“VIE”) carried at fair value of $139.8 million, $150.9 million, $155.6 million, $165.9 million and $176.7 million at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(4)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $3.6 billion, $3.7 billion, $3.7 billion, $3.9 billion and $4.0 billion at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(5)
Includes senior securitized commercial mortgage loans of a consolidated VIE with a carrying value of $0, $0, $0, $0 and $128.9 million at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(6)
Includes securitized debt of consolidated VIEs carried at fair value of $3.4 billion, $3.4 billion, $3.5 billion, $3.7 billion and $3.7 billion at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Net interest income:
Interest income	$622,550	$537,426	$587,727	$807,022	$558,668
Interest expense	268,937	222,281	198,425	183,396	174,154
Net interest income	353,613	315,145	389,302	623,626	384,514

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps (1)	(88,211)	(96,470)	(104,156)	(103,872)	(124,572)
Realized gains (losses) on termination of interest rate swaps	-	(58)	-	(55,214)	1,337
Unrealized gains (losses) on interest rate swaps	56,854	(177,567)	149,184	1,430,668	256,462
Subtotal	(31,357)	(274,095)	45,028	1,271,582	133,227
Net gains (losses) on disposal of investments	(11,552)	(5,516)	5,235	7,782	14,447
Net gains (losses) on trading assets	154,208	(14,423)	319	(139,470)	162,981
Net unrealized gains (losses) on investments measured at fair value through earnings	(67,492)	16,240	23,683	110,742	29,675
Bargain purchase gain	-	-	-	-	72,576
Subtotal	75,164	(3,699)	29,237	(20,946)	279,679
Total realized and unrealized gains (losses)	43,807	(277,794)	74,265	1,250,636	412,906
Other income (loss)	28,282	30,865	31,646	30,918	29,271
General and administrative expenses:
Compensation and management fee	41,993	38,938	39,262	39,845	38,709
Other general and administrative expenses	15,023	15,085	14,566	15,608	59,028
Total general and administrative expenses	57,016	54,023	53,828	55,453	97,737
Income (loss) before income taxes	368,686	14,193	441,385	1,849,727	728,954
Income taxes	1,371	(329)	977	1,244	(1,926)
Net income (loss)	367,315	14,522	440,408	1,848,483	730,880
Net income (loss) attributable to noncontrolling interest	(232)	(102)	(103)	(87)	(336)
Net income (loss) attributable to Annaly	367,547	14,624	440,511	1,848,570	731,216
Dividends on preferred stock (2)	30,355	23,473	23,473	23,473	22,803
Net income (loss) available (related) to common stockholders	$337,192	$(8,849)	$417,038	$1,825,097	$708,413
Net income (loss) per share available (related) to common stockholders:
Basic	$0.31	$(0.01)	$0.41	$1.79	$0.70
Diluted	$0.31	$(0.01)	$0.41	$1.79	$0.70
Weighted average number of common shares outstanding:
Basic	1,072,566,395	1,019,000,817	1,018,942,746	1,018,886,380	1,007,607,893
Diluted	1,073,040,637	1,019,000,817	1,019,307,379	1,019,251,111	1,007,963,406
Net income (loss)	$367,315	$14,522	$440,408	$1,848,483	$730,880
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	195,251	261,964	(59,615)	(2,206,288)	18,237
Reclassification adjustment for net (gains) losses included in net income (loss)	15,367	13,360	19,417	718	(15,606)
Other comprehensive income (loss)	210,618	275,324	(40,198)	(2,205,570)	2,631
Comprehensive income (loss)	577,933	289,846	400,210	(357,087)	733,511
Comprehensive income (loss) attributable to noncontrolling interest	(232)	(102)	(103)	(87)	(336)
Comprehensive income (loss) attributable to Annaly	578,165	289,948	400,313	(357,000)	733,847
Dividends on preferred stock (2)	30,355	23,473	23,473	23,473	22,803
Comprehensive income (loss) attributable to common stockholders	$547,810	$266,475	$376,840	$(380,473)	$711,044

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.
(2)	Includes cumulative and undeclared dividends on the Company’s Series F Preferred stock of $8.3 million for the quarter ended September 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the nine months ended
	September 30,	September 30,
	2017	2016

Net interest income:
Interest income	$1,747,703	$1,403,929
Interest expense	689,643	474,356
Net interest income	1,058,060	929,573
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps (1)	(288,837)	(402,809)
Realized gains (losses) on termination of interest rate swaps	(58)	(58,727)
Unrealized gains (losses) on interest rate swaps	28,471	(1,148,478)
Subtotal	(260,424)	(1,610,014)
Net gains (losses) on disposal of investments	(11,833)	25,307
Net gains (losses) on trading assets	140,104	370,050
Net unrealized gains (losses) on investments measured at fair value through earnings	(27,569)	(24,351)
Bargain purchase gain	-	72,576
Subtotal	100,702	443,582
Total realized and unrealized gains (losses)	(159,722)	(1,166,432)
Other income (loss)	90,793	13,226
General and administrative expenses:
Compensation and management fee	120,193	111,754
Other general and administrative expenses	44,674	83,149
Total general and administrative expenses	164,867	194,903
Income (loss) before income taxes	824,264	(418,536)
Income taxes	2,019	(2,839)
Net income (loss)	822,245	(415,697)
Net income (loss) attributable to noncontrolling interest	(437)	(883)
Net income (loss) attributable to Annaly	822,682	(414,814)
Dividends on preferred stock (2)	77,301	58,787
Net income (loss) available (related) to common stockholders	$745,381	$(473,601)
Net income (loss) per share available (related) to common stockholders:
Basic	$0.72	$(0.50)
Diluted	$0.72	$(0.50)
Weighted average number of common shares outstanding:
Basic	1,037,033,076	953,301,855
Diluted	1,037,445,177	953,301,855
Net income (loss)	$822,245	$(415,697)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	397,600	1,519,874
Reclassification adjustment for net (gains) losses included in net income (loss)	48,144	(22,601)
Other comprehensive income (loss)	445,744	1,497,273
Comprehensive income (loss)	1,267,989	1,081,576
Comprehensive income (loss) attributable to noncontrolling interest	(437)	(883)
Comprehensive income (loss) attributable to Annaly	1,268,426	1,082,459
Dividends on preferred stock (2)	77,301	58,787
Comprehensive income (loss) attributable to common stockholders	$1,191,125	$1,023,672

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.
(2)	Includes cumulative and undeclared dividends on the Company’s Series F Preferred stock of $8.3 million for the nine months ended September 30, 2017.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2017, June 30, 2017, and September 30, 2016:

	September 30, 2017	June 30, 2017	September 30, 2016
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	89%	86%	81%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	11%	14%	19%
Weighted average experienced CPR for the period	10.3%	10.9%	15.9%
Weighted average projected long-term CPR at period-end	10.4%	10.6%	14.4%
Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	65	88	128
Hedge ratio (1)	67%	67%	52%
Weighted average pay rate on interest rate swaps at period-end (2)	2.27%	2.26%	2.25%
Weighted average receive rate on interest rate swaps at period-end (2)	1.35%	1.28%	0.88%
Weighted average net rate on interest rate swaps at period-end (2)	0.92%	0.98%	1.37%
Leverage at period-end (3)	5.4:1	5.6:1	5.3:1
Economic leverage at period-end (4)	6.9:1	6.4:1	6.1:1
Capital ratio at period-end	12.3%	13.2%	13.3%
Performance Related Metrics:
Book value per common share	$11.42	$11.19	$11.83
GAAP net income (loss) per average common share (5)	$0.31	$(0.01)	$0.70
Annualized GAAP return (loss) on average equity	10.98%	0.46%	23.55%
Net interest margin	1.33%	1.23%	1.40%
Average yield on interest earning assets (6)	2.79%	2.58%	2.70%
Average cost of interest bearing liabilities (7)	1.82%	1.74%	1.57%
Net interest spread	0.97%	0.84%	1.13%
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (8)	9.84%	9.96%	11.43%
Core Earnings Metrics
Core earnings (excluding PAA) per average common share *(5)	$0.30	$0.30	$0.29
Core earnings per average common share *(5)	$0.26	$0.23	$0.29
PAA cost (benefit) per average common share	$0.04	$0.07	$0.00
Annualized core return on average equity (excluding PAA) *	10.57%	10.54%	10.09%
Net interest margin (excluding PAA) *	1.47%	1.53%	1.42%
Average yield on interest earning assets (excluding PAA) *(6)	2.97%	2.93%	2.72%
Net interest spread (excluding PAA) *	1.15%	1.19%	1.15%

*	Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.
(1)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding.
(2)	Excludes forward starting swaps.
(3)
Debt consists of repurchase agreements, other secured financing, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.
(5)	Net of dividends on preferred stock, including cumulative and undeclared dividends on the Company’s Series F Preferred stock of $8.3 million for the quarter ended September 30, 2017.
(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)	Includes interest expense on interest rate swaps used to hedge cost of funds.
(8)	Based on the closing price of the Company’s common stock of $12.19, $12.05 and $10.50 at September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);
•	core earnings and core earnings (excluding PAA) per average common share;
•	annualized core return on average equity (excluding PAA);
•	interest income (excluding PAA);
•	economic interest expense;
•	economic net interest income (excluding PAA);
•	average yield on interest earning assets (excluding PAA);
•	net interest margin (excluding PAA); and
•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Amortization

In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Investment Securities portfolio for the quarters ended September 30, 2017, June 30, 2017, and September 30, 2016:

	For the quarters ended
	September 30, 2017	June 30, 2017	September 30, 2016
	(dollars in thousands)
Premium amortization expense (accretion)	$220,636	$251,084	$213,241
Less: PAA cost (benefit)	39,899	72,700	3,891
Premium amortization expense exclusive of PAA	$180,737	$178,384	$209,350

	For the quarters ended
	September 30, 2017	June 30, 2017	September 30, 2016
	(per average common share)
Premium amortization expense (accretion)	$0.21	$0.25	$0.21
Less: PAA cost (benefit)	0.04	0.07	-
Premium amortization expense exclusive of PAA	$0.17	$0.18	$0.21

Core earnings and core earnings (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)

One of the Company’s principal business objectives is to generate net income by earning a net interest spread on its investment portfolio, which is a function of the Company’s interest income from its investment portfolio less financing, hedging and operating costs. Core earnings, which is comprised of interest income plus TBA dollar roll incomei, less financing and hedging costsii and general and administrative expenses, and core earnings (excluding PAA), are used by management and, we believe, used by our analysts and investors, to measure its progress in achieving this objective.

The Company defines “core earnings”, a non-GAAP measure, as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

i TBA dollar roll transactions are accounted for as derivatives, with gains and losses reflected as a component of Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). TBA dollar roll income represents the economic equivalent of interest income on the underlying security less the implied cost of financing.
ii The interest component of hedging costs is reported as realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented.
	For the quarters ended
	September 30, 2017	June 30, 2017	September 30, 2016
	(dollars in thousands, except per share data)
GAAP net income (loss)	$367,315	$14,522	$730,880
Less:
Realized (gains) losses on termination of interest rate swaps	-	58	(1,337)
Unrealized (gains) losses on interest rate swaps	(56,854)	177,567	(256,462)
Net (gains) losses on disposal of investments	11,552	5,516	(14,447)
Net (gains) losses on trading assets	(154,208)	14,423	(162,981)
Net unrealized (gains) losses on investments measured at fair value through earnings	67,492	(16,240)	(29,675)
Bargain purchase gain	-	-	(72,576)
Corporate acquisition related expenses (1)	-	-	46,724
Net (income) loss attributable to noncontrolling interest	232	102	336
Plus:
TBA dollar roll income (2)	94,326	81,051	90,174
MSR amortization (3)	(16,208)	(17,098)	(21,634)
Core earnings *	313,647	259,901	309,002
Less:
Premium amortization adjustment cost (benefit)	39,899	72,700	3,891
Core earnings (excluding PAA) *	$353,546	$332,601	$312,893
GAAP net income (loss) per average common share (4)	$0.31	$(0.01)	$0.70
Core earnings per average common share *(4)	$0.26	$0.23	$0.29
Core earnings (excluding PAA) per average common share *(4)	$0.30	$0.30	$0.29
Annualized GAAP return (loss) on average equity	10.98%	0.46%	23.55%
Annualized core return on average equity (excluding PAA) *	10.57%	10.54%	10.09%

*	Represents a non-GAAP financial measure.
(1)	Represents transaction costs incurred in connection with the Company’s acquisition of Hatteras Financial Corp.
(2)	Represents a component of Net gains (losses) on trading assets.
(3)
Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments measured at fair value.

(4)	Net of dividends on preferred stock, including cumulative and undeclared dividends on the Company’s Series F Preferred stock of $8.3 million for the quarter ended September 30, 2017.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss).

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense is comprised of interest expense, as computed in accordance with GAAP, plus interest expense on interest rate swaps used to hedge cost of funds, which is a component of Realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the contractual interest payments on interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of our financing strategy.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	September 30, 2017	June 30, 2017	September 30, 2016
	(dollars in thousands)
Interest Income (Excluding PAA) Reconciliation
GAAP interest income	$622,550	$537,426	$558,668
Premium amortization adjustment	39,899	72,700	3,891
Interest income (excluding PAA) *	$662,449	$610,126	$562,559

Economic Interest Expense Reconciliation
GAAP interest expense	$268,937	$222,281	$174,154
Add:
Interest expense on interest rate swaps used to hedge cost of funds	78,564	84,252	103,100
Economic interest expense *	$347,501	$306,533	$277,254

Economic Net Interest Income (Excluding PAA) Reconciliation
Interest income (excluding PAA) *	$662,449	$610,126	$562,559
Less:
Economic interest expense *	347,501	306,533	277,254
Economic net interest income (excluding PAA) *	$314,948	$303,593	$285,305

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)

Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated by dividing the economic net interest income (excluding PAA) by the sum of average interest earning assets and average TBA balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	September 30, 2017	June 30, 2017	September 30, 2016
Economic Metrics (Excluding PAA)	(dollars in thousands)
Interest income (excluding PAA) *	$662,449	$610,126	$562,559
Average interest earning assets	$89,253,094	$83,427,268	$82,695,270
Average yield on interest earning assets (excluding PAA) *	2.97%	2.93%	2.72%
Economic interest expense *	$347,501	$306,533	$277,254
Average interest bearing liabilities	$76,382,315	$70,486,779	$70,809,712
Average cost of interest bearing liabilities	1.82%	1.74%	1.57%
Net interest spread (excluding PAA) *	1.15%	1.19%	1.15%
Net interest margin (excluding PAA) *	1.47%	1.53%	1.42%

*	Represents a non-GAAP financial measure.